As filed with the Securities and Exchange Commission on September 3, 2002
                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                                    --------

                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933

                          ALTAIR NANOTECHNOLOGIES INC.
              -----------------------------------------------------

             (Exact name of registrant as specified in its charter)

                 Canada                                              None
    (State or other jurisdiction of                            (I.R.S. Employer
     incorporation or organization)                          Identification No.)


--------------------------------------------------------------------------------
                         1725 Sheridan Avenue, Suite 140
                               Cody, Wyoming 82414
                            Telephone: (307) 587-8245
                    (Address of Principal Executive Offices,
                               including Zip Code)

       Altair Nanotechnologies Inc. 2002 Employee Wage Stock Purchase Plan

                            (Full title of the plan)

            William P. Long                               Copy to:
        Chief Executive Officer                        Bryan T. Allen
      Altair Nanotechnologies Inc.                    Stoel Rives, LLP
    1725 Sheridan Avenue, Suite 140          201 South Main Street, Suite 1100
          Cody, Wyoming 82414                    Salt Lake City, Utah 84111
             (307) 587-8245                            (801) 578-6908

          (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================================= ================= =================== ====================== ===================
                                                           Proposed Maximum     Proposed Maximum          Amount of
                                          Amount to be      Offering Price     Aggregate Offering        Registration
 Title of Securities to be Registered    Registered(1)       per Share(2)           Price(2)                 Fee(2)
--------------------------------------- ----------------- ------------------- ---------------------- -------------------
Common Shares, without par value            500,000             $0.60               $300,000                $28
--------------------------------------- ----------------- ------------------- ---------------------- -------------------

(1) This Registration Statement shall also cover any additional common shares which become issuable under the 2002 Employee Wage Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding common shares of Altair Nanotechnologies Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per common shares of Altair Nanotechnologies Inc. as reported on the Nasdaq National Market on August 28, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*
         ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by Altair Nanotechnologies Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC on April 1, 2002.

         (2) The Registrant's Current Report on Form 8-K filed with the SEC on May 10, 2002.

         (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed with the SEC on May 15, 2002.

         (4) The Registrant's Current Report on Form 8-K filed with the SEC on July 18, 2002.

         (5) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed with the SEC on August 14, 2002.

         (6)      The   description  of  the  Common  Stock   contained  in  the
Registrant's registration statement on Form 10-SB, File No. 0-24372, as amended by the Current Report on Form 8-K filed with the SEC on July 18, 2002.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.
                                       2

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

Our Bylaws

         The Registrant's Bylaws provide that, to the maximum extent permitted by law, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity.

The Canada Business Corporations Act

         Section 124 of the Canada Business Corporations Act provides as follows with respect to the indemnification of directors and officers:

         (1)  A  corporation   may  indemnify  a  director  or  officer  of  the
corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual in involved because of that association with the corporation or other entity.

         (2) A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

         (3) A corporation may not indemnify an individual under subsection (1) unless the individual

                  (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

         (4) A Corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection
(2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in subsection (3).

         (5) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

                  (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

                  (b)       fulfills the  conditions  set out in subsection  (3)
         Insurance

         (6) A corporation may purchase and maintain insurance of the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

                  (a) in the individual's capacity as a director or officer of the corporation; or

                  (b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request. Application to court

         (7) A corporation, an individual or an entity referred to in subsection
(1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

         (8) An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

         (9) On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

Employment Agreements With Certain Officers

         Pursuant  to  an  employment   agreement  with  William  P.  Long,  the
President, Chief Executive Officer and a director of the Registrant, the Registrant has agreed to assume all liability for and to indemnify, protect, save, and hold Dr. Long harmless from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liability, suits, and actions of every kind and character which may be imposed upon or incurred by Dr. Long on account of, arising directly or indirectly from, or in any way connected with or related to Dr. Long's activities as an officer and member of the board of directors of the Registrant, except as arise as a result of fraud, felonious conduct, gross negligence or acts of moral turpitude on the part of Dr. Long. In addition, Mineral Recovery Systems, Inc. ("MRS"), a wholly-owned subsidiary of the Registrant, has agreed to assume all liability for and to indemnify, protect, save, and hold harmless Patrick Costin (Vice President of the Registrant and President of MRS) from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liabilities, suits and actions of every kind and character which may be imposed on or incurred by Mr. Costin on account of, arising directly or indirectly from, or in any way connected with Mr. Costin's activities as manager, officer, or director of MRS or the Registrant.

Other Indemnification Information

         Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. In addition to the foregoing, the Registrant maintains insurance through a commercial carrier against certain liabilities which may be incurred by its directors and officers. The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Registrant.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against
public  policy  as  expressed  in  the  Securities   Act,  and  is,   therefore,
unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------



  Exhibit No.                     Description                                 Incorporated by Reference/
                                                                        Filed Herewith (and Sequential Page #)
----------------    ----------------------------------------    -------------------------------------------------------
                                                                Incorporated by reference to Registration Statement
            4.1     Form of Common Stock Certificate            on Form 10-SB filed with the Commission on November
                                                                25, 1996, File No. 1-12497.

                    Shareholders Rights Plan Agreement
                    dated November 27, 1998, between            Incorporated by reference to the Registrant's Current
            4.2     Altair Nanotechnologies Inc. and            Report on Form 8-K filed with the Commission on
                    Equity Transfer Services Inc.               December 29, 1998, File No. 1-12497.

                    Amended and Restated Shareholder
                    Rights Plan dated October  15,  1999,       Incorporated by reference to the Registrant's Current
            4.3     between the Registrant and Equity           Report on Form 8-K filed with the Commission on
                    Transfer Services, Inc.                     November 19, 1999, File No. 1-12497.

            4.4     2002 Employee Wage Stock Purchase Plan      Filed herewith

              5     Opinion of Goodman and Carr LLP             Filed herewith

           23.1     Consent of Deloitte & Touche LLP            Filed herewith

           23.2     Consent of Goodman and Carr LLP             Included in Exhibit No. 5.

             24     Powers of Attorney                          Included on page 7 hereof

Item 9.  Undertakings.
         ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                             (i) To include any  prospectus  required by section
                  10(a)(3) of the Securities Act of 1933;

                             (ii) To  reflect  in the  prospectus  any  facts or
                  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
                                        5

                             (iii) To  include  any  material  information  with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                       6

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cody, State of Wyoming on this 30th day of August, 2002.

                       ALTAIR NANOTECHNOLOGIES INC.


                       By     /s/ William P. Long
                          --------------------------------------------------
                                  William P. Long, Chief Executive Officer

                   ADDITIONAL SIGNATURES AND POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints William P. Long and Edward H. Dickinson, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

         Signature                                 Title                                                  Date
         ---------                                 -----                                                  ----
 /s/ William P. Long            Chief Executive Officer, and Director                               August 30, 2002
-------------------------      (Principal Executive Officer and authorized
     William P. Long            representative of the Registrant in the United States)



 /s/ Edward H. Dickinson        Chief Financial Officer and Director                                August 30, 2002
-------------------------      (Principal Financial Officer and Principal
     Edward H. Dickinson        Accounting Officer)


/s/ James I. Golla              Secretary and Director                                              August 30, 2002
-------------------------
    James I. Golla


                                                                                                    August 30, 2002
-------------------------       Director
    George E. Hartman

-------------------------       Director
    Robert Sheldon

                                       7